UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2005

STRATEX NETWORKS, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	0-15895	77-0016028
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Rose Orchard Way, San Jose, CA 95134

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 943-0777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 15, 2005, the Board of Directors of Stratex Networks, Inc. (the “Company”) approved the Company’s entering into restricted stock award agreements under the Company’s 2002 Stock Incentive Plan with its officers. In the aggregate, 353,000 shares of restricted stock were granted, subject to vesting restrictions as described below. One-third of the shares of restricted stock granted in the restricted stock awards will vest on each of April 3, 2006, April 2, 2007 and April 1, 2008. In addition, the vesting schedule is subject to acceleration and adjustment each fiscal quarter based upon the attainment by the Company of certain specified financial performance targets. The targets are based on the Company’s overall financial performance, including revenue, operating income, operating cash flow, inventory turns, and day sales outstanding targets. If more than one-third of the shares of restricted stock is vested before April 3, 2006 due to achievement of the performance goals, then no additional shares of restricted stock will vest on April 3, 2006 and if more than two-thirds of the shares of restricted stock is vested before April 2, 2007, then no additional shares of restricted stock will vest on April 2, 2007.

Vesting of the shares of restricted stock is suspended during authorized leaves of absence in excess of three months. Vesting of the shares of restricted stock ceases upon termination of the grantee’s continuous service with the Company for any reason, including death or disability and any unvested shares held by the grantee immediately following such termination of service are deemed reconveyed to the Company; provided, however, that in the event the grantee’s continuous service is terminated without cause after the first quarter of a fiscal year, the grantee will be immediately vested on the date of termination in the next installment of one-third of the total number of shares of restricted stock equal to the shares that the grantee would have been vested in on the first day of the next fiscal year. In the event of a corporate transaction or change in control, as defined in the 2002 Stock Incentive Plan, the shares subject to a restricted stock award become fully vested. A copy of the form of restricted stock award agreement is attached as Exhibit 10.1 and incorporated herein by reference. The 2002 Stock Incentive Plan has been previously filed by the Company as an exhibit to the Company’s Form 10-K for the year ended March 31, 2003.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.1	Form of Restricted Stock Award Agreement under the Company’s 2002 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEX NETWORKS, INC.

Date: June 21, 2005

	By:	/s/ CARL THOMSEN
Carl Thomsen
Chief Financial Officer